Exhibit 5

                 [Letterhead of Jones, Day, Reavis & Pogue]



                                       November , 2000



Prime Receivables Corporation
7 West Seventh Street
Cincinnati, Ohio 45202

Re:  Prime Credit Card Master Trust Asset Backed Certificates

Ladies and Gentlemen:

            We are acting as special counsel to Prime Receivables Corporation, a Delaware corporation (the "Transferor"), and providing this opinion in connection with the Registration Statement on Form S-3 (Registration No. 333-45760) (as amended from time to time, the "Registration Statement") with respect to the proposed issuance and sale by the Transferor on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), of one or more classes or series of asset backed certificates (the "Certificates").

            In connection herewith, we have examined and relied upon (i) the Registration Statement; (ii) the Amended and Restated Pooling and Servicing Agreement, dated as of December 15, 1992 (as filed as Exhibit 4.1 to the Registration Statement and as amended and supplemented to the date hereof, the "Pooling and Servicing Agreement"), among the Transferor, Federated Department Stores, Inc., and The Chase Manhattan Bank (the "Trustee"), as Trustee for the Prime Credit Card Master Trust (the "Trust"), which provides for the designation and issuance of the Certificates from time to time in one or more classes or series and each such class or series to be sold pursuant to the terms of one or more Series Supplements (as defined below) creating such class or series; (iii) the proposed form of Series 2000-Supplement to the Pooling and Servicing Agreement (as filed as Exhibit 4.7 to the Registration Statement, the "Series Supplement"); (iv) the form of Underwriting Agreement (as filed as
Exhibit 1 to the Registration Statement, the "Underwriting Agreement"); and
(v) such other documents, records and matters of law as we have deemed necessary for purposes of this opinion.

            Based on the foregoing, we are of the opinion that, when duly executed, authenticated, issued, and delivered as contemplated by the Registration Statement and in accordance with the provisions of the Pooling and Servicing Agreement (as supplemented by a particular Series Supplement) and the provisions of the Underwriting Agreement and upon receipt by the Transferor of such lawful consideration therefor as the Transferor's Board of Directors (or a duly authorized committee thereof) may determine, the Certificates being registered pursuant to the Registration Statement will be validly issued, fully paid, and nonassessable.

            In rendering this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a Prospectus Supplement describing each class or series of Certificates offered pursuant the Registration Statement (the "Offered Certificates") will have been prepared and filed with the Securities and Exchange Commission; (iii) the definitive terms of each class or series of Offered Certificates will have been established in accordance with the Pooling and Servicing Agreement, the authorizing resolutions of the Transferor's Board of Directors, the Transferor's Certificate of Incorporation and applicable law and will be reflected in appropriate documentation approved by us and duly executed by the Transferor and the Trustee; (iv) resolutions authorizing the Transferor to issue, offer, and sell the Offered Certificates will have been adopted by the Transferor's Board of Directors and will be in full force an effect at all times at which the Offered Certificates are offered or sold by the Transferor; (v) all Certificates will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vi) the Transferor's Certificate of Incorporation and By-laws will be in full force and effect, without modification; and (vii) a definitive purchase, underwriting or similar agreement with respect to the Offered Certificates that is substantially in the form of the Underwriting Agreement and provides that at the closing of any sale and purchase of Offered Certificates, payment for the Offered Certificates will be made to the Transferor by the purchasers or underwriters, as the case may be, in Federal (same day) funds, will have been duly authorized and validly executed and delivered by the Transferor and the other parties thereto. In addition we have assumed that the signatures on all documents examined by us are genuine and that each person who affixed such signature to such documents had authority to do so.

            In rendering the foregoing opinion, our examination of matters of law have been limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

            We understand that prior to offering for sale any Offered Certificates you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which such Offered Certificates are to be offered and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Offered Certificates or other pertinent circumstances.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                       Very truly yours,


                                       Jones, Day, Reavis & Pogue